Exhibit 99.1

LeMaitre Q3 2021 Financial Results

BURLINGTON, MA, October 28, 2021 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q3 2021 results, announced an $0.11/share quarterly dividend and provided guidance.

Q3 2021 Financial Results

●	Sales of $38.4mm, +5% (+5% organic) vs. Q3 2020
●	Gross margin of 64.8%, +250 basis points
●	Op. income of $9.1mm, -9%
●	Op. margin of 24%
●	Net income of $6.5mm, -13%
●	Earnings of $0.30 per diluted share, -19%
●	EBITDA of $11.3mm, -10%

Q3 2021 sales were driven by Artegraft, allografts and valvulotomes. The Americas and EMEA both grew 5%, while APAC was up 16%. Due to the Delta variant, many hospitals deferred elective surgeries.

The 250 basis point gross margin improvement was due to year-ago Artegraft purchase price accounting, which reduced the Q3 2020 gross margin. This was somewhat offset by Q3 2021 manufacturing inefficiencies.

Q3 2021 op. income of $9.1mm was down 9% as op. expenses increased 24%. This increase was due to a 14% headcount increase, as well as additional selling and marketing expenses. As of October 28, 2021 the Company employed 103 sales representatives.

Cash and investments increased to $67.1mm on September 30, 2021 due to the recent stock offering (net proceeds of $58.7mm) and Q3 EBITDA of $11.3mm. In July, the Company also paid off the remaining Artegraft acquisition debt.

George LeMaitre, Chairman and CEO, said, “Although the Delta variant impacted Q3 sales, we delivered a 24% op. margin while rebuilding headcount and the salesforce back to pre-COVID levels.”

Business Outlook

Item	Q4 2021 Guidance	Full Year 2021 Guidance
Sales	$39.0mm - $41.0mm (Midpoint: $40.0, +7%)	$153.9mm - $155.9mm (Midpoint: $154.9, +20%)
Gross Margin	66.3%	65.8%
Op. Income	$8.3mm - $9.7mm (Midpoint: $9.0mm, -6%)	$36.5mm - $37.8mm (Midpoint: $37.1mm, +29%)
EPS	$0.29 - $0.34 (Midpoint: $0.31, -8%)	$1.26 - $1.31 (Midpoint: $1.29, +24%)

Quarterly Dividend

On October 26, 2021, the Company's Board of Directors approved a quarterly dividend of $0.11/share of common stock. The dividend will be paid on December 2, 2021 to shareholders of record on November 19, 2021.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 8308248. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with foreign regulatory requirements to market and sell our products outside the United States; the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

J.J. Pellegrino, CFO, LeMaitre
781-425-1691
jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$17,369	$26,764
Short-term marketable securities	49,710	214
Accounts receivable, net	19,501	19,552
Inventory and other deferred costs	44,326	45,115
Prepaid expenses and other current assets	3,110	2,618
Total current assets	134,016	94,263

Property and equipment, net	16,997	15,036
Right-of-use leased assets	15,664	16,066
Goodwill	65,945	65,945
Other intangibles, net	54,230	58,905
Deferred tax assets	1,627	1,686
Other assets	994	909

Total assets	$289,473	$252,810

Liabilities and stockholders' equity

Current liabilities:
Current portion of long-term debt	$-	$2,500
Accounts payable	3,137	2,394
Accrued expenses	16,460	17,525
Acquisition-related obligations	616	772
Lease liabilities - short-term	1,901	1,954
Total current liabilities	22,114	25,145

Long-term debt	-	35,532
Lease liabilities - long-term	14,589	14,791
Deferred tax liabilities	122	127
Other long-term liabilities	3,600	4,643
Total liabilities	40,425	80,238

Stockholders' equity
Common stock	234	221
Additional paid-in capital	179,070	114,924
Retained earnings	84,356	70,554
Accumulated other comprehensive loss	(2,636)	(1,525)
Treasury stock	(11,976)	(11,602)
Total stockholders' equity	249,048	172,572

Total liabilities and stockholders' equity	$289,473	$252,810

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net sales	$38,368	$36,416	$114,921	$91,818
Cost of sales	13,502	13,712	39,495	31,602

Gross profit	24,866	22,704	75,426	60,216

Operating expenses:
Sales and marketing	6,941	5,157	20,210	17,788
General and administrative	6,004	5,901	18,748	16,425
Research and development	2,848	2,098	8,344	7,230
Gain on sale of building	-	(470)	-	(470)
Total operating expenses	15,793	12,686	47,302	40,973

Income from operations	9,073	10,018	28,124	19,243

Other income (expense), net
Interest income	54	15	56	194
Interest expense	(621)	(665)	(1,693)	(732)
Foreign currency gain (loss)	(72)	10	(105)	(280)

Income before income taxes	8,434	9,378	26,382	18,425

Provision for income taxes	1,930	1,865	5,650	4,238

Net income	$6,504	$7,513	$20,732	$14,187

Earnings per share of common stock
Basic	$0.30	$0.37	$0.99	$0.70
Diluted	$0.30	$0.37	$0.98	$0.69

Weighted - average shares outstanding:
Basic	21,592	20,254	20,920	20,201
Diluted	21,935	20,474	21,251	20,434

Cash dividends declared per common share	$0.110	$0.095	$0.330	$0.285

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$25,299	66%	$24,184	66%	$76,327	67%	$57,462	63%
Europe/Middle East/Africa	10,535	27%	10,039	28%	31,200	27%	28,339	31%
Asia/Pacific Rim	2,534	7%	2,193	6%	7,394	6%	6,017	6%
Total Net Sales	$38,368	100%	$36,416	100%	$114,921	100%	$91,818	100%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended September 30, 2021
Net sales as reported	$38,368
Impact of currency exchange rate fluctuations	(231)
Adjusted net sales		$38,137

For the three months ended September 30, 2020
Net sales as reported	$36,416
Adjusted net sales		$36,416

Adjusted net sales increase for the three months ended September 30, 2021		$1,721	5%

	For the three months ended		For the nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$6,504	$7,513	$20,732	$14,187
Interest (income) expense, net	567	650	1,637	538
Amortization and depreciation expense	2,340	2,599	7,117	5,778
Provision for income taxes	1,930	1,865	5,650	4,238

EBITDA	$11,341	$12,627	$35,136	$24,741

EBITDA percentage increase (decrease)		-10%		42%